
                                                                                               SERIES:      Heritage Series Trust
                                                                                               NUMBER:      1
                                                                                                 NAME:      Small Cap Stock Fund

77. O. Transactions effected pursuant to Rule 10F3. (For the Six-Month Period Ended April 30, 1999)
                              Date of     Date offering  Purchase               Securities             Amount       Total
      Security:               Purchase:   Commenced:     Price:    Commission:  acquired from:         Purchased:   Offering:

 Earthweb                     11/11/98    11/11/98       14.00     $0.59        JP Morgan              $280,000     $29,400,000
 Abovenet Communications      12/10/98    12/10/98       13.00     $0.55        CIBC Oppenheimer       $195,000     $65,000,000
 Multex.com                   3/17/99     3/17/99        14.00     $0.88        Robinson Stephens        $7,000     $42,000,000


                                                                                               SERIES:      Heritage Series Trust
                                                                                               NUMBER:      6
                                                                                                 NAME:      Aggressive Growth Fund

77. O. Transactions effected pursuant to Rule 10F3. (For the Six-Month Period Ended April 30, 1999)
                              Date of     Date offering  Purchase               Securities             Amount       Total
      Security:               Purchase:   Commenced:     Price:    Commission:  acquired from:         Purchased:   Offering:

 NetBank Incorporated         02/05/99    02/05/99       46.00     $1.52        Bear Stearns           $920,000     $128,000,000
 Earthweb                     11/11/98    11/11/98       14.00     $0.59        JP Morgan              $280,000      $29,400,000
 PF Chang's Bistro Inc.       12/4/98     12/4/98        12.00     $0.50        Donaldson Lufkin        $36,000      $49,800,000
 Xoom Inc                     12/9/98     12/9/98        14.00     $0.59        Bear Stearns           $140,000      $48,000,000
 Marketwatch.com              01/15/99    01/15/99       17.00     $0.71        Donaldson Lufkin         $8,500      $46,750,000
 Multex.com                   3/17/99     3/17/99        14.00     $0.59        Robinson Stephens        $7,000      $42,000,000
 Applied Theory Corp          4/30/99     4/30/99        16.00     $0.68        Bear Stearns            $20,000      $72,000,000
 Worldgate Communications     4/15/99     4/15/99        21.00     $0.88        Gerald Klauer           $63,000     $105,000,000
 WorldGate Communications     4/15/99     4/15/99        21.00     $0.88        Jenney Montgomery        $5,250     $105,000,000
 Worldgate Communications     4/15/99     4/15/99        21.00     $0.88        Preferred Capital        $5,250     $105,000,000